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                                                                  Exhibit 99.402

                            Ancillary Service Issues


-     Inter-SC Trades of A/S

-     Self-Provision of A/S by PX Participants

-     PX Day-Ahead and Hour Ahead A/S Markets

-     Congestion Management

-     PX Block Forward A/S Markets




INTER-SC TRADES OF A/S

What does it mean for PX to allow inter-SC trades of A/S when PX does not run DA and HA A/S markets?

- Will PX loads be able to schedule purchases of A/S to meet their A/S requirements?

      - PX must track the amount a participant procures via trade and reduce charges for A/S procured from ISO.

      -     What if they buy more than their needs?

            - Will PX pay them for reducing A/S purchased from ISO to meet requirements of other participants?

            -     What price?

            -     PX must charge other PX participants to recover this cost.

      -     Will PX generators be able to schedule sales of A/S to other SCs?

            - PX must track the amount a participant sells to other SCs via trade. ISO models the inter-SC sale by increasing the PX A/S requirements and reducing the A/S requirements of the buying SC.

            - What if generator does not perform (either by not responding to ISO dispatch of A/S capacity or by using capacity sold for A/S to produce real-time energy without ISO instruction)?

                  - ISO will charge PX for nonperformance. Will PX have systems to charge the generator for this and not spread the ISO charges to PX loads?

      -     What if ISO adjusts the inter-SC trades due to congestion?


SELF-PROVISION OF A/S

-     What does self-provision cover:

      - PX participant scheduling A/S capacity from its resources to meet the requirements of its loads?

      - Two PX participants arranging a private deal whereby one participant schedules A/S capacity from its resources to meet the requirements of the loads of the other?

      - A PX participant arranging a private deal with another SC to supply the A/S capacity requirements of that PX participant's loads via inter-SC trade?

      - What if a PX participant schedules more A/S capacity than it needs per its metered demand?

            - Will PX pay them for reducing A/S purchased from ISO to meet requirements of other participants?

            -     What price?
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            -     PX must charge other PX participants to recover this cost.

      -     What if ISO adjusts the self-provision quantities due to congestion?


PX DA AND HA A/S MARKETS

- Should the PX run its own DA and HA A/S markets meet it's A/S requirements?

-     What is market structure?

      - Allow parties to bid A/S capacity and energy prices separate from their bids in PX energy markets?

            - Similar to ISO market but without Rational Buyer complications?

      - Use PX energy market bids to acquire capacity for A/S and pay opportunity cost for A/S capacity?

            - Raises PX UMCP. What is the impact when Congestion Management causes separate ZMCPs? How is opportunity cost defined then?

- How much of it's A/S requirements should PX procure in it's A/S market as opposed to ISO A/S markets?

      - Will PX participants have option to select the market in which they want to sell their resource capacity?

      -     What gaming opportunities arise?

- What is impact on PX if ISO adjusts PX A/S market quantities due to congestion management?

      -     How will price that PX pays for A/S capacity be calculated?


CONGESTION MANAGEMENT

-     What will be the impact on Congestion Management of the above?

      - If PX participants hold aside capacity to supply A/S prior to ISO's congestion management, the adjustment bid market may be thinned. This could drive up usage charges and adversely affect PX ZMCPs.

- Should PX only undertake designing DA and HA A/S markets as part of simplified Congestion Management?

      - Simplified CONG would allow PX to incorporate scheduling and trading of transmission rights (ETC/FTR) in its DA and HA energy markets and enforce interzonal transmission limits.

      - PX DA and HA market results would be financially binding prior to ISO CONG adjustments.

      - PX could run it's A/S markets after its joint energy/transmission markets and so avoid the problem of thinning the adjustment bid market. Or, if ISO allows scheduling of ETC and FTRs for A/S as well as energy, PX could unify energy, A/S and transmission in a market.

- If this is the vision, does it make sense to proceed with self-provision and inter-Sc trades as a stop gap measure? May be wasted effort if a final integrated PX market is designed.

- Or should the resources be directed to design and development of final PX market structure that integrates energy, ETC/FTR trading, and A/S?